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                                                                   EXHIBIT 11.1

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 1997


MONTH                                        SHARES OUTSTANDING AT MONTH END
Sept 96                                                 15,978,537
Oct 96                                                  15,978,537
Nov 96                                                  16,070,773
Dec 96                                                  16,626,655
Jan 97                                                  16,635,155
Feb 97                                                  16,635,155
Mar 97                  17,851,214                      17,851,214
Apr 97                  17,851,214                      17,851,214
May 97                  17,851,214                      17,851,214
Jun 97                  17,851,214                      17,851,214
4 and 7-month totals    71,404,856                     169,329,668

Weighted
Average Shares          17,851,214                      16,932,967

Net Loss               ($2,292,840)                    ($7,617,159)

Loss per Weighted
Average Share               ($0.13)                         ($0.45)